EXHIBIT 23.3


                                      KPMG
                             CHARTERED ACCOUNTANTS
                                  [LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Geographics, Inc.



We consent to the use, in Amendment No. 1 to Form S-8 of our report dated August 12, 1994 relating to the consolidated statements of operations, stockholders' equity and cash flow of Geographics, Inc. and subsidiaries for the year ended March 31, 1994 incorporated by reference therein, and to the reference to our firm under the heading "Experts".



/s/ KPMG
-------------------------
Chartered Accountants



Vancouver, Canada

December 2, 1996